Exhibit 99.1

Press Release

BSY Investor Contact:
Eric Boyer
Investor Relations Officer
ir@bentley.com

Bentley Systems Announces First Quarter 2024 Results
EXTON, Pa. – May 7, 2024 – Bentley Systems, Incorporated (Nasdaq: BSY), the infrastructure engineering software company, today announced results for its first quarter ended March 31, 2024.

First Quarter 2024 Results

•Total revenues were $337.8 million, up 7.4% or 7.2% on a constant currency basis, year-over-year;
•Subscriptions revenues were $307.1 million, up 10.5% or 10.3% on a constant currency basis, year-over-year;
•Annualized Recurring Revenues (“ARR”) was $1,186.5 million as of March 31, 2024, compared to $1,071.0 million as of March 31, 2023, representing a constant currency ARR growth rate of 11%;
•Last twelve-month recurring revenues dollar-based net retention rate was 108%, compared to 110% for the same period last year;
•Operating income margin was 27.2%, compared to 20.9% for the same period last year;
•Adjusted operating income inclusive of stock-based compensation expense (“Adjusted OI w/SBC”) margin was 33.3%, compared to 28.8% for the same period last year;
•Net income per diluted share was $0.22, compared to $0.14 for the same period last year;
•Adjusted net income per diluted share (“Adjusted EPS”) was $0.31, compared to $0.25 for the same period last year; and
•Cash flows from operations was $205.0 million, compared to $176.2 million for the same period last year.

CEO Greg Bentley said, “We are pleased with our 24Q1 performance, as year-over-year ARR growth of 11% (excluding China, 11.5%) is consistent with our recent financial outlook range for 2024. Profitability and operating cash flow started the year ahead of our expected pace, with subscription revenues (91% of total) fully on pace, although our digital integrator Cohesive’s professional services business unrelated to Bentley Systems software has declined significantly from 2023.

“Coinciding with our 40th anniversary observance, on March 21st in London we announced that COO Nicholas Cumins will succeed me as CEO on July 1st, as I take up the new role of Executive Chair. Through this generational transition we can perpetuate our characteristic steadiness, while cognizant that unprecedented opportunities presented by infrastructure digital twins could springboard, for Bentley Systems, transformative growth.”

COO Nicholas Cumins said, “I again thank the Board of Directors for entrusting me with the responsibility of following in Greg’s footsteps as CEO. With our singular focus on helping users improve infrastructure delivery and performance, Bentley is well positioned to address the infrastructure sectors’ biggest challenges, including the widening gap in engineering resource capacity. Our 24Q1 results are consistent with the trends we have seen in previous quarters, led by strong growth in Public Works / Utilities, and solid growth in Resources.”

CFO Werner Andre said, “We are pleased with the strong start to the year, which puts us in a good position to achieve our full-year outlook. Our strong 24Q1 operating margin and cash flow performance enabled us to de-lever by 0.5 times Adjusted EBITDA in the quarter, and by 1.7 times since the beginning of 2023. With all remaining debt protected from high or rising interest rates through very low fixed coupons on our convertible notes and our interest rate swap, we are well positioned to maintain our dividend, share repurchases, and programmatic M&A readiness.”

Call Details

Bentley Systems will host a live Zoom video webinar on May 7, 2024 at 8:15 a.m. Eastern time to discuss results for its first quarter ended March 31, 2024.

Those wishing to participate should access the live Zoom video webinar of the event through a direct registration link at https://us06web.zoom.us/webinar/register/WN_uHLOUkDdTKm5dDkkZl4lyg#/registration. Alternatively, the event can be accessed from the Events & Presentations page on Bentley Systems’ Investor Relations website at https://investors.bentley.com. In addition, a replay and transcript will be available after the conclusion of the live event on Bentley Systems’ Investor Relations website for one year.

Non-GAAP Financial Measures

In this press release, we sometimes refer to financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain of these measures are considered non-GAAP financial measures under the United States Securities and Exchange Commission (“SEC”) regulations. Those rules require the supplemental explanations and reconciliations that are in Bentley Systems’ Form 8-K (Quarterly Earnings Release) furnished to the SEC.

Forward-Looking Statements

This press release includes forward-looking statements regarding the future results of operations and financial condition, business strategy, and plans and objectives for future operations of Bentley Systems, Incorporated (the “Company,” “we,” “us,” and words of similar import). All such statements contained in this press release, other than statements of historical facts, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations, projections, and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, and there are a significant number of factors that could cause actual results to differ materially from statements made in this press release including: adverse changes in global economic and/or political conditions; the impact of current and future sanctions, embargoes and other similar laws at the state and/or federal level that impose restrictions on our counterparties or upon our ability to operate our business within the subject jurisdictions; political, economic, regulatory and public health and safety risks and uncertainties in the countries and regions in which we operate; failure to retain personnel necessary for the operation of our business or those that we acquire; failure to effectively manage succession; changes in the industries in which our accounts operate; the competitive environment in which we operate; the quality of our products; our ability to develop and market new products to address our accounts’ rapidly changing technological needs; changes in capital markets and our ability to access financing on terms satisfactory to us or at all; the impact of changing or uncertain interest rates on us and on the industries we serve; our ability to integrate acquired businesses successfully; and our ability to identify and consummate future investments and/or acquisitions on terms satisfactory to us or at all.

Further information on potential factors that could affect the financial results of the Company are included in the Company’s Form 10‑K and subsequent Form 10‑Qs, which are on file with the SEC. The Company disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Bentley Systems

Bentley Systems (Nasdaq: BSY) is the infrastructure engineering software company. We provide innovative software to advance the world’s infrastructure – sustaining both the global economy and environment. Our industry-leading software solutions are used by professionals, and organizations of every size, for the design, construction, and operations of roads and bridges, rail and transit, water and wastewater, public works and utilities, buildings and campuses, mining, and industrial facilities. Our offerings, powered by the iTwin Platform for infrastructure digital twins, include MicroStation and Bentley Open applications for modeling and simulation, Seequent’s software for geoprofessionals, and Bentley Infrastructure Cloud encompassing ProjectWise for project delivery, SYNCHRO for construction management, and AssetWise for asset operations. Bentley Systems’ 5,200 colleagues generate annual revenues of more than $1 billion in 194 countries.
www.bentley.com

© 2024 Bentley Systems, Incorporated. Bentley, the Bentley logo, AssetWise, Bentley Infrastructure Cloud, Bentley Open, Cohesive, iTwin, MicroStation, ProjectWise, Seequent, and SYNCHRO are either registered or unregistered trademarks or service marks of Bentley Systems, Incorporated or one of its direct or indirect wholly owned subsidiaries. All other brands and product names are trademarks of their respective owners.

BENTLEY SYSTEMS, INCORPORATED
Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$141,601	$68,412
Accounts receivable	284,200	302,501
Allowance for doubtful accounts	(9,723)	(8,965)
Prepaid income taxes	10,891	12,812
Prepaid and other current assets	46,716	44,797
Total current assets	473,685	419,557
Property and equipment, net	38,563	40,100
Operating lease right-of-use assets	36,454	38,476
Intangible assets, net	236,402	248,787
Goodwill	2,261,190	2,269,336
Investments	23,641	23,480
Deferred income taxes	208,152	212,831
Other assets	75,681	67,283
Total assets	$3,353,768	$3,319,850
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,568	$18,094
Accruals and other current liabilities	539,775	457,348
Deferred revenues	242,037	253,785
Operating lease liabilities	11,178	11,645
Income taxes payable	11,275	9,491
Current portion of long-term debt	10,000	10,000
Total current liabilities	837,833	760,363
Long-term debt	1,425,445	1,518,403
Deferred compensation plan liabilities	93,402	88,181
Long-term operating lease liabilities	28,812	30,626
Deferred revenues	15,206	15,862
Deferred income taxes	10,391	9,718
Income taxes payable	7,337	7,337
Other liabilities	2,735	5,378
Total liabilities	2,421,161	2,435,868
Stockholders’ equity:
Common stock	2,980	2,963
Additional paid-in capital	1,154,137	1,127,234
Accumulated other comprehensive loss	(92,619)	(84,987)
Accumulated deficit	(132,595)	(161,932)
Non-controlling interest	704	704
Total stockholders’ equity	932,607	883,982
Total liabilities and stockholders’ equity	$3,353,768	$3,319,850

BENTLEY SYSTEMS, INCORPORATED
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended
	March 31,
	2024	2023
Revenues:
Subscriptions	$307,089	$277,845
Perpetual licenses	9,512	9,547
Subscriptions and licenses	316,601	287,392
Services	21,162	27,019
Total revenues	337,763	314,411
Cost of revenues:
Cost of subscriptions and licenses	40,218	40,931
Cost of services	21,612	26,253
Total cost of revenues	61,830	67,184
Gross profit	275,933	247,227
Operating expenses:
Research and development	68,371	67,800
Selling and marketing	54,386	52,141
General and administrative	46,482	46,807
Deferred compensation plan	5,799	4,146
Amortization of purchased intangibles	8,964	10,548
Total operating expenses	184,002	181,442
Income from operations	91,931	65,785
Interest expense, net	(6,520)	(11,092)
Other income, net	7,137	289
Income before income taxes	92,548	54,982
Provision for income taxes	(22,247)	(9,492)
Equity in net income of investees, net of tax	9	—
Net income	$70,310	$45,490
Per share information:
Net income per share, basic	$0.22	$0.15
Net income per share, diluted	$0.22	$0.14
Weighted average shares, basic	314,295,102	310,758,802
Weighted average shares, diluted	333,623,518	331,251,884

BENTLEY SYSTEMS, INCORPORATED
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2024	2023
Cash flows from operating activities:
Net income	$70,310	$45,490
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,385	18,057
Deferred income taxes	5,302	(4,178)
Stock-based compensation expense	19,658	19,484
Deferred compensation plan	5,799	4,146
Amortization of deferred debt issuance costs	1,823	1,823
Change in fair value of derivative	(2,790)	4,489
Foreign currency remeasurement (gain) loss	(1,744)	1,018
Other	1,099	(4,411)
Changes in assets and liabilities, net of effect from acquisitions:
Accounts receivable	14,508	15,420
Prepaid and other assets	(5,321)	12,137
Accounts payable, accruals, and other liabilities	85,071	53,127
Deferred revenues	(9,257)	1,942
Income taxes payable, net of prepaid income taxes	4,126	7,679
Net cash provided by operating activities	204,969	176,223
Cash flows from investing activities:
Purchases of property and equipment and investment in capitalized software	(3,599)	(4,284)
Acquisitions, net of cash acquired	—	(10,299)
Purchases of investments	(250)	(6,178)
Net cash used in investing activities	(3,849)	(20,761)
Cash flows from financing activities:
Proceeds from credit facilities	39,838	117,139
Payments of credit facilities	(131,866)	(223,124)
Repayments of term loan	(2,500)	(1,250)
Payments of contingent and non-contingent consideration	(451)	(249)
Payments of dividends	(17,871)	(14,522)
Proceeds from stock purchases under employee stock purchase plan	5,560	4,557
Proceeds from exercise of stock options	4,007	4,202
Payments for shares acquired including shares withheld for taxes	(8,099)	(20,948)
Repurchases of Class B common stock under approved program	(15,006)	—
Other	(47)	(46)
Net cash used in financing activities	(126,435)	(134,241)
Effect of exchange rate changes on cash and cash equivalents	(1,496)	662
Increase in cash and cash equivalents	73,189	21,883
Cash and cash equivalents, beginning of year	68,412	71,684
Cash and cash equivalents, end of period	$141,601	$93,567

BENTLEY SYSTEMS, INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share and per share data)
(unaudited)

Reconciliation of operating income to Adjusted OI w/SBC and to Adjusted operating income:

	Three Months Ended
	March 31,
	2024	2023
Operating income	$91,931	$65,785
Amortization of purchased intangibles	12,190	13,735
Deferred compensation plan	5,799	4,146
Acquisition expenses	2,359	8,777
Realignment expenses (income)	66	(1,979)
Adjusted OI w/SBC	112,345	90,464
Stock-based compensation expense	19,337	19,198
Adjusted operating income	$131,682	$109,662

Reconciliation of net income to Adjusted net income:

	Three Months Ended
	March 31,
	2024		2023
	$	EPS(1)	$	EPS(1)
Net income	$70,310	$0.22	$45,490	$0.14
Non-GAAP adjustments, prior to income taxes:
Amortization of purchased intangibles	12,190	0.04	13,735	0.04
Stock-based compensation expense	19,337	0.06	19,198	0.06
Deferred compensation plan	5,799	0.02	4,146	0.01
Acquisition expenses	2,359	0.01	8,777	0.03
Realignment expenses (income)	66	—	(1,979)	(0.01)
Other income, net	(7,137)	(0.02)	(289)	—
Total non-GAAP adjustments, prior to income taxes	32,614	0.10	43,588	0.13
Income tax effect of non-GAAP adjustments	—	—	(7,389)	(0.02)
Equity in net income of investees, net of tax	(9)	—	—	—
Adjusted net income(2)	$102,915	$0.31	$81,689	$0.25

Adjusted weighted average shares, diluted	333,623,518		331,251,884

(1)Adjusted EPS was computed independently for each reconciling item presented; therefore, the sum of Adjusted EPS for each line item may not equal total Adjusted EPS due to rounding.
(2)Adjusted EPS numerator includes $1,723 and $1,717 for the three months ended March 31, 2024 and 2023, respectively, related to interest expense, net of tax, attributable to the convertible senior notes using the if‑converted method.

Reconciliation of cash flow from operations to Adjusted EBITDA:

	Three Months Ended
	March 31,
	2024	2023
Cash flow from operations	$204,969	$176,223
Cash interest	5,257	10,473
Cash taxes	11,543	6,033
Cash deferred compensation plan distributions	473	421
Cash acquisition expenses	1,807	11,053
Cash realignment costs	7,517	—
Changes in operating assets and liabilities	(93,332)	(88,299)
Other(1)	(2,357)	(1,920)
Adjusted EBITDA	$135,877	$113,984

(1) Includes receipts related to interest rate swap.

Reconciliation of total revenues and subscriptions revenues to total revenues and subscriptions revenues in constant currency:

	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
	Actual	Impact of Foreign Exchange at 2023 Rates	Constant Currency	Actual	Impact of Foreign Exchange at 2023 Rates	Constant Currency
Total revenues	$337,763	$(843)	$336,920	$314,411	$(125)	$314,286
Subscriptions revenues	$307,089	$(761)	$306,328	$277,845	$(142)	$277,703